LEE ENTERPRISES, INCORPORATED
                          AND WHOLLY-OWNED SUBSIDIARIES

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                    Year Ended September 30,
                                                  ----------------------------
                                                   1997       1996       1995
                                                  ----------------------------
                                                     (Amounts in Thousands,
                                                     Except Per Share Data)

Number of shares of common stock outstanding
   at beginning of the period ................    47,022     47,367     45,520
Weighted average number of shares of common
   stock issued (reacquired) during the period      (529)      (267)       700
Weighted average number of common stock
   equivalents ...............................       819        891        742
                                                 -----------------------------
Weighted average number of shares of common
   stock outstanding during each period ......    47,312     47,991     46,962
                                                 -----------------------------

Income from continuing operations ............   $62,745    $53,670    $52,232
Income (loss) from discontinued operations ...     1,485     (8,223)     6,227
                                                 -----------------------------
              Net income .....................   $64,230    $45,447    $58,459
                                                 =============================

Earnings per share of common stock:
   Income from continuing operations .........   $  1.33    $  1.12    $  1.11
   income (loss) from discontinued operations       0.03      (0.17)      0.13
                                                 -----------------------------
              Net income .....................   $  1.36    $  0.95    $  1.24
                                                 =============================